EXHIBIT 16

                                                                    QUINTANILLA
                                                        ACCOUNTANCY CORPORATION
[GRAPHIC OMITTED]
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AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS



                                                     October 3, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      GLOBETRAC, INC. (FORMERLY, ARTESCOPE, INC.)


         I have read the statements that I understand Globetrac, Inc. (formerly, Artescope, Inc.) will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

                                         Best regards,


                                         /s/ Quintanilla
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                                         Quintanilla Accountancy Corporation